UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2005 (September 8, 2005)

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 North Broadway

Irvington, New York  10533

(Address of Principal executive offices, including  Zip Code)

(914) 524-6810
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 8, 2005, Prestige Brands Holdings, Inc. (the “Company”) entered into a Trademark License Agreement and Option to Purchase (the “Agreement”) with The Procter & Gamble Company(“P&G”).  Under the terms of the Agreement, the Company granted P&G a license to its Comet® and Chlorinol® trademarks in order for P&G to manufacture, market, use, sell and distribute certain of the Company’s products under these trademarks in Russia, Ukraine, Belarus, Lithuania, Estonia, Latvia, Mongolia, Kazakhstan, Uzbekistan, Armenia, Azerbaijan, Georgia, Kyrgystan, Tajikistan and Turkmenistan.  The Agreement also grants to P&G the option to purchase the trademarks covered by the Agreement for a purchase price that is based on a multiple of adjusted net sales by P&G of the products in the territory covered by the Agreement.  The Agreement will become effective on January 1, 2006.  A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On September 12, 2005, the Company issued a press release regarding the Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statement and Exhibits.

(c)  Exhibits

10.1        Trademark License Agreement and Option to Purchase, dated September 8, 2005, by and among The Procter & Gamble Company and Prestige Brands Holdings, Inc.*

99.1        Press Release dated September 12, 2005 issued by Prestige Brands Holdings, Inc.

*  Certain confidential portions have been omitted pursuant to a confidential treatment request which has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

/s/ Peter J. Anderson
Date: September 12, 2005	Name:	Peter J. Anderson
	Title:	Chief Financial Officer